UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 28, 2004


                                AUTOCARBON, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


          Delaware                      005-78248                 33-0976805
----------------------------    ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


                126 E. 83rd Street, Suite 2F, New York, NY 10028
              (Address of principal executive offices and Zip Code)


        Registrant's telephone number, including area code (212) 717-4254


                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, OR APPOINTMENT OF PRINCIPAL OFFICERS

      On December 23, 2004, Autocarbon, Inc., a Delaware corporation (the "Company"), entered into an agreement with Simon Piers Thurlow ("Thurlow") and certain purchasers (the "Purchasers"). Pursuant to the Agreement, Thurlow agreed to sell 29,500,000 shares of the Company's common stock, representing approximately 90% of the outstanding shares, to the Purchasers. In connection with the Agreement, Thurlow agreed to appoint a designee of the Purchasers as a Director of the Company and as President. Mr. Thurlow and the Purchasers subsequently agreed that Mr. Thurlow would remain as President at this time. On December 28, 2004, the purchase of the shares was completed and Ms. Qu Liangin was appointed as Chairman of the Board of Directors.

      As a result of the stock sale, the following table sets forth, as of December 28, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. This is based upon 34,156,125 shares issued and outstanding.

Name and Address of                   Amount and Nature of         Percentage of
 Beneficial Owner                     Beneficial Ownership            Class
-------------------                   --------------------         -------------
Dongyuan Investment
 Consultancy, H.K., Limited(1)             10,246,870                 30.0%

Donghai Zhang                              10,246,860                 30.0%

Bin Huang                                   2,124,170                  6.2%

Ken Wang                                    2,154,940                  6.3%

Fred Chang                                  1,748,760                  5.1%

Ou Liangin(1)                              10,246,870                 30.0%

Simon Thurlow                                 550,000                  1.6%

-----------
(1) Ou Liangin may be deemed to be the control person of Dongyuan Investment Consultancy, H.K., Limited.

      Ms. Qu, 49 years old, is currently the Chairman and General Manager at Dongyuan Investment Consultancy, H.K. Limited in Hong Kong. She has held her current position Since August 9, 2001. From December 12, 1999 to December 30, 2003, she was Chairman and General Manager of Jilin Dongyuan Strategy Consulting Co., Ltd., located in Jilin province, Northeast part of China. In the past five years, she worked as a financial advisor for both Jilin Province Huinan Changlong Bio-pharmacy Co., Ltd. and Changchun Da Xing Pharmaceutical Company Ltd. Ms. Lianqin Qu has a Master of Business Administration degree from the Asia International Open University in Macau.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

      Not applicable.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits

EXHIBIT NUMBER   DESCRIPTION
--------------------------------------------------------------------------------
10.1             Common Stock Purchase Agreement, dated as of December 23, 2004, by and among Simon Thurlow, Autocarbon, Inc. and certain
                 Purchasers (filed as exhibit 10.1 to Form 8-K dated as of December 23, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AUTOCARBON, INC.


Date: January 4, 2005                      /s/ SIMON THURLOW
                                           -------------------------------------
                                           Simon Thurlow
                                           President and Chief Financial Officer